Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2018 Results
and Increases 2018 Outlook

Bethesda, MD, April 26, 2018 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2018. The Company’s results include the following:

	First Quarter
	2018	2017
	($ in millions except per share and RevPAR data)

Net income	$24.5	$14.1

Same-Property RevPAR(1)	$195.17	$195.53
Same-Property RevPAR growth rate	(0.2%)

Same-Property Total RevPAR(1)	$288.50	$283.64
Same-Property Total RevPAR growth rate	1.7%

Same-Property EBITDA(1)	$55.6	$54.5
Same-Property EBITDA growth rate	2.0%
Same-Property EBITDA Margin(1)	30.7%	30.7%

Adjusted EBITDA(1)	$59.3	$49.0
Adjusted EBITDA growth rate	20.9%

Adjusted FFO(1)	$46.2	$38.7
Adjusted FFO per diluted share(1)	$0.67	$0.54
Adjusted FFO per diluted share growth rate	24.1%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Same-Property Total Revenue Per Available Room (“Total RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re extremely pleased with our portfolio’s first quarter operating performance, which significantly exceeded our initial outlook, as our results were much stronger than expected,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We are encouraged by the improved business travel demand trends we’re seeing, including increased short-term group and transient bookings, better group attendance and increased overall group spend. Leisure demand also continued to be solid. The overall improvements in business travel were broad-based across our portfolio, which enabled us to handily beat our outlook for Same-Property RevPAR growth, Adjusted EBITDA and Adjusted FFO per diluted share. These favorable demand trends have continued into the second quarter, which is encouraging, and makes us more optimistic about overall industry performance for 2018, as well as for our portfolio.”

First Quarter Highlights

▪	Net income: The Company’s net income was $24.5 million in the first quarter of 2018, increasing $10.4 million as compared to the same period of 2017.

▪	Same-Property RevPAR and Same-Property Total RevPAR: Same-Property RevPAR for the quarter fell slightly by 0.2 percent versus 2017 to $195.17. Excluding San Francisco, Same-

Property RevPAR rose 0.3 percent versus the prior year. Same-Property ADR increased 0.7 percent from the prior year to $244.44. Same-Property Occupancy decreased 0.8 percent to 79.8 percent. Same-Property Total RevPAR grew 1.7 percent over the same period of 2017 to $288.50.

▪
Same-Property EBITDA: The Company’s hotels generated $55.6 million of Same-Property EBITDA for the quarter ended March 31, 2018, increasing 2.0 percent over the same period of 2017. Same-Property Revenues grew 1.9 percent, while Same-Property Expenses rose by 1.9 percent. Same-Property EBITDA Margin increased 2 basis points to 30.7 percent for the first quarter of 2018, as compared to the same period last year.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $59.3 million from $49.0 million in the prior year period, an increase of 20.9 percent. Adjusted EBITDA includes $3.4 million of business interruption income related to losses incurred in 2017 at LaPlaya Beach Resort & Club (“LaPlaya”) and $2.4 million of dividend income received from the Company’s investment in liquid marketable securities.

▪	Adjusted FFO: The Company’s Adjusted FFO increased 19.3 percent to $46.2 million from $38.7 million in the prior year period.

▪
Dividends: On March 15, 2018, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest and a regular quarterly cash dividend of $0.39844 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest.

“During the quarter, our RevPAR growth leaders consisted of our recently redeveloped hotels, including Hotel Zoe Fisherman’s Wharf, Revere Hotel Boston Common and Hotel Palomar Los Angeles Beverly Hills, as these hotels are continuing to gain market share and ramp up following their prior year renovations,” noted Mr. Bortz. “We also had strong top-line growth at our South Florida hotels, given the cold winter experienced by the Northeast and Midwest. Same-Property RevPAR for our portfolio declined only 0.2 percent, a significant improvement from our initial outlook of (1.5) percent to (3.5) percent. In addition, our hotels were successful in driving non-room revenue up 6.2 percent in the quarter as we continue to make progress reconcepting our food and beverage outlets and other public areas in order to improve revenue growth and profitability. As a result, our Same-Property Total Revenues increased 1.9 percent, and by limiting expense growth to 1.9 percent, we were able to improve Same-Property EBITDA by 2.0 percent, which is encouraging given the cost pressures we are experiencing across all of our markets.”

Update on Impact from Hurricane Irma on LaPlaya Beach Resort & Club

The Company completed the major repair and remediation work at LaPlaya in the first quarter of 2018, and all guestrooms have been reopened and in operation since the end of January. The Company expects to complete additional scheduled repair work later in 2018, including in the second and third quarters, which will negatively impact the resort’s performance and is included in the Company’s outlook. The Company anticipates this disruption will be largely covered under the Company’s current business interruption and property insurance programs, although no business interruption proceeds for 2018 are included in the Company’s outlook. The Company reached an agreement with its insurance carriers on a net $3.4 million business interruption claim, after the deductible, for losses sustained by LaPlaya in 2017. This claim was recorded in the first quarter and was previously included in the Company’s 2018 outlook provided in late February.

Capital Reinvestments

In the first quarter, the Company completed $16.2 million of capital investments throughout its portfolio. In April, the Company completed a $5.0 million conversion of Revere Hotel Boston Common’s nightlife club into a newly completed restaurant and bar called Rebel’s Guild. During the remainder of 2018, the Company will continue its remaining renovation projects at a number of properties that will improve performance in future years, including:

•
Mondrian Los Angeles (estimated at $17.0 million), which will undergo a renovation of the guestrooms and lobby as well as a renovation of our legendary Skybar beginning in the fourth quarter of this year, with an expected completion date in the first quarter of 2019;

•
Hotel Zelos San Francisco (estimated at $6.0 million), which is planning a guestroom renovation to complement the transformative lobby, guestroom corridor and restaurant renovation completed in 2014; and

•
Hotel Zephyr Fisherman’s Wharf, Zephyr Walk (estimated at $5.5 million), which is undergoing a redevelopment and re-leasing of most of the approximately 46,000 square feet of street level retail space that began in the fourth quarter of 2017, with an expected completion date in the second quarter of 2018.

Capital Markets and Balance Sheet

As of March 31, 2018, the Company had $1.0 billion in consolidated debt at an effective weighted-average interest rate of 3.3 percent. The Company had $675.0 million outstanding in the form of unsecured term loans and $203.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of March 31, 2018, the Company had $23.2 million of consolidated cash, cash equivalents and restricted cash.

During the quarter, the Company strategically purchased approximately 4.8 percent of the outstanding common shares of LaSalle Hotel Properties (NYSE: LHO) (“LaSalle”). As of March 31, 2018, excluding the dividend income and associated debt related to the purchase of the LaSalle shares, the Company’s fixed charge coverage ratio was 3.9 times and total net debt to trailing 12-month corporate EBITDA was 3.6 times.

Proposed Combination with LaSalle Hotel Properties

Following LaSalle’s rejection, on March 28, 2018 the Company disclosed an initial proposal offering a common share-for-common share merger with LaSalle, representing an implied merger price of $29.95 per LaSalle common share. On April 16, 2018, the Company disclosed an increased offer to LaSalle, which also added an optional cash component. On April 24, 2018, the Company again disclosed an increased and final offer, based on a fixed exchange ratio of 0.9085, or an implied merger price of $32.49, which included an optional cash component (up to 20.0 percent of the total offer price), at the option of the shareholders. This third and final proposal represented a premium of 33.2 percent above LaSalle’s unaffected closing price on March 27, 2018, a 16.5 percent premium above analyst consensus NAV on March 27, 2018 and a 28.3 percent premium above analyst consensus price target as of March 27, 2018.

The Company believes that a merger with LaSalle presents a compelling strategic opportunity for the shareholders of both the Company and LaSalle, and the Company’s Board of Trustees unanimously supports a combination with LaSalle.

2018 Outlook

The Company has increased its outlook for 2018, incorporating the Company’s first quarter performance as well as the improved business travel trends and overall incrementally positive economic activity. The Company’s 2018 outlook, which assumes no additional acquisitions or dispositions, reflects the Company’s various planned capital investment projects and includes other significant assumptions, is as follows:

	2018 Outlook as of April 26, 2018		Variance to Prior Outlook as of February 22, 2018
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$84.4	$92.9	$4.7	$3.2

Adjusted EBITDA	$238.0	$246.5	$13.5	$12.0
Adjusted EBITDA growth rate	2.1%	5.8%	5.8%	5.2%

Adjusted FFO	$178.0	$186.5	$6.4	$4.9
Adjusted FFO per diluted share	$2.56	$2.69	$0.10	$0.08
Adjusted FFO per diluted share growth rate	(0.4%)	4.7%	3.9%	3.1%

This 2018 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.50%	2.75%	—	—
U.S. Hotel Industry RevPAR growth rate	1.0%	3.0%	—	—
Urban Markets RevPAR growth rate	(1.0%)	1.0%	—	—

Same-Property RevPAR	$208	$211	$1	—
Same-Property RevPAR growth rate	0.0%	1.5%	0.5%	—

Same-Property EBITDA	$250.1	$258.6	$5.6	$4.1
Same-Property EBITDA growth rate	(1.7%)	1.6%	2.2%	1.6%
Same-Property EBITDA Margin	33.1%	33.6%	0.5%	0.5%
Same-Property EBITDA Margin growth rate	(75 bps)	(25 bps)	50 bps	50 bps

Corporate cash general and administrative expenses	$19.0	$19.0	($2.0)	($2.0)
Corporate non-cash general and administrative expenses	$6.9	$6.9	$0.2	$0.2

Total capital investments related to renovations, capital maintenance and return on investment projects	$55.0	$65.0	—	—

Weighted-average fully diluted shares and units	69.4	69.4	(0.3)	(0.3)

The Company’s outlook for the second quarter of 2018 is as follows:

	Second Quarter 2018 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$24.8	$26.8

Same-Property RevPAR	$220	$225
Same-Property RevPAR growth rate	1.0%	3.0%

Same-Property EBITDA	$71.4	$73.4
Same-Property EBITDA growth rate	(0.2%)	2.6%
Same-Property EBITDA Margin	35.3%	35.8%
Same-Property EBITDA Margin growth rate	(50 bps)	0 bps

Adjusted EBITDA	$64.8	$66.8
Adjusted EBITDA growth rate	(3.5%)	(0.6%)

Adjusted FFO	$48.2	$50.2
Adjusted FFO per diluted share	$0.69	$0.72
Adjusted FFO per diluted share growth rate	(8.0%)	(4.0%)

Weighted-average fully diluted shares and units	69.4	69.4

The Company’s estimates and assumptions, including the Company’s outlook for 2018 and the second quarter 2018 for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of March 31, 2018, as if they had been owned by the Company for all of 2017 and 2018, except for LaPlaya, which is not included in the third or fourth quarters. The Company’s 2018 outlook assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of March 31, 2018.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

First Quarter 2018 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 27, 2018 at 10:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 26, 2018. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle. In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the United States Securities and Exchange Commission (the “SEC”).  This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.
Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 28, 2017. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. Other examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC.  All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,446,670	$2,456,450
Investment in marketable securities	157,759	—
Ground lease asset, net	28,889	29,037
Cash and cash equivalents	15,969	25,410
Restricted cash	7,254	7,123
Hotel receivables (net of allowance for doubtful accounts of $105 and $245, respectively)	33,798	29,206
Prepaid expenses and other assets	51,587	43,642
Total assets	$2,741,926	$2,590,868

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facilities	$203,000	$45,000
Term loans, net of unamortized deferred financing costs	670,665	670,406
Senior unsecured notes, net of unamortized deferred financing costs	99,398	99,374
Mortgage debt, net of unamortized deferred financing costs	69,875	70,457
Accounts payable and accrued expenses	135,747	141,290
Deferred revenues	28,224	26,919
Accrued interest	3,343	2,073
Distribution payable	31,344	31,823
Total liabilities	1,241,596	1,087,342
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $250,000 at March 31, 2018 and at December 31, 2017), 100,000,000 shares authorized; 10,000,000 shares issued and outstanding at March 31, 2018 and December 31, 2017	100	100
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 68,912,185 issued and outstanding at March 31, 2018 and 68,812,575 issued and outstanding at December 31, 2017	689	688
Additional paid-in capital	1,683,046	1,685,437
Accumulated other comprehensive income (loss)	8,936	3,689
Distributions in excess of retained earnings	(197,359)	(191,013)
Total shareholders' equity	1,495,412	1,498,901
Non-controlling interests	4,918	4,625
Total equity	1,500,330	1,503,526
Total liabilities and equity	$2,741,926	$2,590,868

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017

Revenues:
Room	$122,471	$125,570
Food and beverage	44,568	43,632
Other operating	14,016	12,976
Total revenues	$181,055	$182,178

Expenses:
Hotel operating expenses:
Room	$31,708	$32,983
Food and beverage	30,596	29,288
Other direct and indirect	51,839	52,168
Total hotel operating expenses	114,143	114,439
Depreciation and amortization	24,902	26,296
Real estate taxes, personal property taxes, property insurance, and ground rent	12,115	13,712
General and administrative	2,610	6,151
Impairment and other losses	795	1,049
Gain on insurance settlement	(4,898)	—
Total operating expenses	149,667	161,647
Operating income (loss)	31,388	20,531
Interest income	63	—
Interest expense	(9,811)	(9,341)
Other	2,447	64
Income (loss) before income taxes	24,087	11,254
Income tax (expense) benefit	429	2,835
Net income (loss)	24,516	14,089
Net income (loss) attributable to non-controlling interests	107	55
Net income (loss) attributable to the Company	24,409	14,034
Distributions to preferred shareholders	(4,023)	(4,023)
Net income (loss) attributable to common shareholders	$20,386	$10,011

Net income (loss) per share available to common shareholders, basic	$0.29	$0.14
Net income (loss) per share available to common shareholders, diluted	$0.29	$0.14
Weighted-average number of common shares, basic	68,876,444	71,610,994
Weighted-average number of common shares, diluted	69,208,048	71,892,820

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017

Net income (loss)	$24,516	$14,089
Adjustments:
Depreciation and amortization	24,849	26,237
Impairment loss	—	1,049
FFO	$49,365	$41,375
Distribution to preferred shareholders	(4,023)	(4,023)
FFO available to common share and unit holders	$45,342	$37,352
Hotel acquisition and disposition costs	378	75
Non-cash ground rent	603	734
Management/franchise contract transition costs	52	85
Interest expense adjustment for acquired liabilities	299	180
Capital lease adjustment	142	136
Non-cash amortization of acquired intangibles	141	242
Estimated hurricane related repairs and cleanup costs	795	—
Gain on insurance settlement	(4,898)	—
Business interruption proceeds	3,381	—
Other	—	(64)
Adjusted FFO available to common share and unit holders	$46,235	$38,740

FFO per common share - basic	$0.66	$0.52
FFO per common share - diluted	$0.65	$0.52
Adjusted FFO per common share - basic	$0.67	$0.54
Adjusted FFO per common share - diluted	$0.67	$0.54

Weighted-average number of basic common shares and units	69,112,795	71,847,345
Weighted-average number of fully diluted common shares and units	69,444,399	72,129,171

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2018	2017

Net income (loss)	$24,516	$14,089
Adjustments:
Interest expense	9,811	9,341
Income tax expense (benefit)	(429)	(2,835)
Depreciation and amortization	24,902	26,296
EBITDA	$58,800	$46,891
Hotel acquisition and disposition costs	378	75
Non-cash ground rent	603	734
Management/franchise contract transition costs	52	85
Non-cash amortization of acquired intangibles	141	242
Impairment loss	—	1,049
Estimated hurricane related repairs and cleanup costs	795	—
Gain on insurance settlement	(4,898)	—
Business interruption proceeds	3,381	—
Other	—	(64)
Adjusted EBITDA	$59,252	$49,012

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Impairment loss: The Company excludes impairment loss because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2018		Year ending December 31, 2018
	Low	High	Low	High

Net income (loss)	$25	$27	$84	$93
Adjustments:
Depreciation and amortization	26	26	105	105
FFO	$51	$53	$189	$198
Distribution to preferred shareholders	(4)	(4)	(16)	(16)
FFO available to common share and unit holders	$47	$49	$173	$182
Non-cash ground rent	1	1	2	2
Gain on insurance settlement	—	—	(5)	(5)
Business interruption proceeds	—	—	3	3
Other	—	—	5	4
Adjusted FFO available to common share and unit holders	$48	$50	$178	$186

FFO per common share - diluted	$0.68	$0.71	$2.49	$2.62
Adjusted FFO per common share - diluted	$0.69	$0.72	$2.56	$2.69

Weighted-average number of fully diluted common shares and units	69.4	69.4	69.4	69.4

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ending June 30, 2018		Year ending December 31, 2018
	Low	High	Low	High

Net income (loss)	$25	$27	$84	$93
Adjustments:
Interest expense and income tax expense	13	13	45	45
Depreciation and amortization	26	26	105	105
EBITDA	$64	$66	$234	$243
Non-cash ground rent	1	1	2	2
Gain on insurance settlement	—	—	(5)	(5)
Business interruption proceeds	—	—	3	3
Other	—	—	4	3
Adjusted EBITDA	$65	$67	$238	$246

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2018	2017

Same-Property Occupancy	79.8%	80.5%
Increase/(Decrease)	(0.8%)
Same-Property ADR	$244.44	$242.82
Increase/(Decrease)	0.7%
Same-Property RevPAR	$195.17	$195.53
Increase/(Decrease)	(0.2%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2018.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2018
RevPAR Variance:
Boston	12.9%
Other	3.4%
Los Angeles	1.7%
San Francisco	(1.4%)
Seattle	(4.0%)
Portland	(4.7%)
San Diego	(9.6%)

East Coast	4.0%
West Coast	(2.5%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2018.

"Other" includes Atlanta (Buckhead), GA; Coral Gables, FL; Minneapolis, MN; Naples, FL; Nashville, TN; Philadelphia, PA and Washington, DC.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2018	2017

Same-Property Revenues:
Room	$122,471	$122,420
Food and beverage	44,568	43,616
Other	13,998	11,551
Total hotel revenues	181,037	177,587

Same-Property Expenses:
Room	$31,708	$31,323
Food and beverage	30,596	29,275
Other direct	2,847	2,933
General and administrative	14,670	14,375
Information and telecommunication systems	2,951	2,740
Sales and marketing	15,438	14,771
Management fees	5,303	5,222
Property operations and maintenance	5,493	5,495
Energy and utilities	4,119	3,981
Property taxes	7,641	8,165
Other fixed expenses	4,669	4,808
Total hotel expenses	125,435	123,088

Same-Property EBITDA	$55,602	$54,499

Same-Property EBITDA Margin	30.7%	30.7%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2018.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2018. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2018 outlook include all of the hotels the Company owned as of March 31, 2018, except for LaPlaya Beach Resort & Club for Q3 and Q4 in both 2018 and 2017 because it was closed during a portion of the third and fourth quarters of 2017 due to the impact from Hurricane Irma. The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2017	2017	2017	2017	2017

Occupancy	81%	87%	88%	79%	84%
ADR	$243	$251	$256	$236	$247
RevPAR	$196	$218	$226	$186	$206

Hotel Revenues	$177.6	$200.1	$201.9	$179.7	$759.2
Hotel EBITDA	$54.5	$71.6	$74.6	$53.6	$254.2
Hotel EBITDA Margin	30.7%	35.8%	36.9%	29.8%	33.5%

	First Quarter
	2018

Occupancy	80%
ADR	$244
RevPAR	$195

Hotel Revenues	$181.0
Hotel EBITDA	$55.6
Hotel EBITDA Margin	30.7%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2018. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.